SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

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☐	Soliciting Material Pursuant to §240.14a-12

AIRXPANDERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY PROXY - SUBJECT TO COMPLETION

AIRXPANDERS, INC.

3047 ORCHARD PARKWAY

SAN JOSE, CA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2019, Australian Eastern Standard Time

(May 20, 2019, Pacific Daylight Time)

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of AIRXPANDERS, INC., a Delaware corporation. The meeting will be held on Tuesday, May 21, 2019, at 9:00 a.m. Australian Eastern Standard Time (which is 4:00 p.m. on Monday, May 20, 2019 Pacific Daylight Time), at the Melbourne offices of Johnson Winter and Slattery at Level 34, 55 Collins Street, Melbourne, Victoria, Australia, for the following purposes:

1.	Election of Class I Directors To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

"To elect the two nominees named in the Proxy Statement as Class I directors of the Company to hold office until the 2022 Annual Meeting of Stockholders."

2.	Approval of 10% Placement Facility

To consider and, if thought fit, to pass the following resolution as a special resolution:

"That, pursuant to and in accordance with ASX Listing Rule 7.1A and for all other purposes, approval is given for the issue of up to 10% of the issued capital of the Company (at the time of the issue) calculated in accordance with the formula prescribed in ASX Listing Rule 7.1A.2 and on the terms and conditions in the Proxy Statement."

Voting Exclusion

The Company will disregard any votes cast in favor of Item 2 by or on behalf of a person who is expected to participate in the proposed issue or will obtain a material benefit as a result of the proposed issue (except a benefit solely by reason of being a holder of shares of Class A common stock (“Shares”) or CHESS Depositary Interests (“CDIs”)), or any associates of those persons, if the resolution under Item 2 is passed, unless the vote is cast:

- by a person as proxy for a person who is entitled to vote on Item 2, in accordance with the directions on the proxy form; or

- by a person chairing the meeting as proxy for a person who is entitled to vote on Item 2, in accordance with a direction on the proxy form to vote as the proxy decides.

3.	Grant of Options to Mr. Frank Grillo, President & CEO and a Director of the Company

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 600,000 shares of Class A common stock (equivalent to 1,800,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Mr. Frank Grillo, in the 2019 financial year, on the terms set out in the Proxy Statement.”

Voting Exclusion

The Company will disregard any votes cast in favor of Item 3 by or on behalf of any of the directors of the Company (except any director who is ineligible to participate in the 2015 Equity Incentive Plan) and any of their associates, unless the vote is cast:

-  by a person as a proxy for a person who is entitled to vote on the relevant Item, in accordance with the directions on the proxy form; or

-  by a person chairing the meeting as proxy for a person who is entitled to vote on the relevant Item in accordance with a direction on the proxy form to vote as the proxy decides.

4.	Grant of Options to the Non-Executive Directors of the Company

(a) Grant of Options to Mr. Barry Cheskin

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 200,000 shares of Class A common stock (equivalent to 600,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Mr. Barry Cheskin, in the 2019 financial year, on the terms set out in the Proxy Statement.”

(b) Grant of Options to Mr. Dennis Condon

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 200,000 shares of Class A common stock (equivalent to 600,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Mr. Dennis Condon, in the 2019 financial year, on the terms set out in the Proxy Statement.”

(c) Grant of Options to Ms. Elizabeth Hammack

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 200,000 shares of Class A common stock (equivalent to 600,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Ms. Elizabeth Hammack, in the 2019 financial year, on the terms set out in the Proxy Statement.”

(d) Grant of Options to Mr. Gregory Lichtwardt

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That, subject to Item 1 being approved by stockholders, approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 200,000 shares of Class A common stock (equivalent to 600,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Mr. Gregory Lichtwardt, in the 2019 financial year, on the terms set out in the Proxy Statement.”

(e) Grant of Options to Ms. Zita Peach

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That, subject to Item 1 being approved by stockholders, approval is given, for the purpose of ASX Listing Rule 10.14 and all other purposes, for the Company to grant options to purchase 200,000 shares of Class A common stock (equivalent to 600,000 CDIs) under the Company’s 2015 Equity Incentive Plan to Ms. Zita Peach, in the 2019 financial year, on the terms set out in the Proxy Statement.”

Voting Exclusion

The Company will disregard any votes cast in favor of Items 4(a), (b), (c), (d) or (e) by or on behalf of any of the directors of the Company (except any director who is ineligible to participate in the 2015 Equity Incentive Plan) and any of their associates, unless the vote is cast:

-  by a person as a proxy for a person who is entitled to vote on the relevant Item, in accordance with the directions on the proxy form; or

-  by a person chairing the meeting as proxy for a person who is entitled to vote on the relevant Item in accordance with a direction on the proxy form to vote as the proxy decides.

5.

To ratify the appointment by the Audit and Risk Committee of the Board of Directors of SingerLewak LLP as the independent registered public accounting firm of AirXpanders for its fiscal year ending December 31, 2019.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

All stockholders and holders of our CHESS Depositary Interests (“CDIs”) are invited to attend the annual meeting in person and we hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, you are urged to submit your proxy card or CDI Voting Instruction Form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the annual meeting in accordance with your instructions. When you have finished reading the proxy statement, we encourage you to vote promptly. You may vote your shares (or direct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote if you hold your shares in the form of CDIs) by following the instructions on the enclosed proxy card or the CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials.

The record date for the Annual Meeting is Friday, March 29, 2019 at 7:00 p.m. Australian Eastern Daylight Time, (1:00 a.m. Pacific Daylight Time). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on Tuesday, May 21, 2019, at 9:00 a.m. Australian Eastern Standard Time (which is 4:00 p.m. on Monday, May 20, 2019 Pacific Daylight Time), at the offices of Johnson, Winter, and Slattery, Level 34, 55 Collins Street, Melbourne, Victoria, Australia.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com

By Order of the Board of Directors

Barry Cheskin
Chairman of the Board of Directors

Palo Alto, CA
April , 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the
Meeting and are a stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AIRXPANDERS, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	4

ITEM 1: ELECTION OF DIRECTORS	9

Director Nominees	9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10

DIRECTOR COMPENSATION	13

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

REPORT OF AUDIT AND RISK COMMITTEE	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

ITEM 2: Approval of 10% Placement Facility	22

ITEM 3: Approval of Grants of Stock Options to President & CEO, and Executive Director of the Company	25

ITEM 4: Approval of Grants of Stock Options to Non-Executive Directors of the Company	27

ITEM 5: Independent Registered Public Accounting Firm	31

AUDIT RELATED MATTERS	31

HOUSEHOLDING OF PROXY MATERIALS	32

OTHER MATTERS	32

AIRXPANDERS, INC.

3047 ORCHARD PARKWAY

SAN JOSE, CA 95134

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 21, 2019

(AUSTRALIAN EASTERN STANDARD TIME)

This Proxy Statement, along with the accompanying notice of 2019 Annual Meeting of Stockholders, contains information about the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of AirXpanders, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Tuesday, May 21, 2019, at 9:00 a.m. Australian Eastern Standard Time (which is 4:00 p.m. on Monday, May 20, 2019 Pacific Daylight Time), at the Melbourne offices of Johnson Winter and Slattery at Level 34, 55 Collins Street, Melbourne, Victoria, Australia. Directions to the Annual Meeting may be found on the website of Johnson Winter and Slattery at www.jws.com.au/en/ by clicking on “Contact” then “Directions” for the Melbourne office.

In this Proxy Statement, we refer to AirXpanders, Inc. as “AirXpanders,” “the Company,” “we” and “us.”

This Proxy Statement relates to the solicitation of proxies by our board of directors ("the Board" or "Board of Directors") for use at the Annual Meeting.

On or about April 15, 2019, we began sending this proxy statement, the attached Notice of the 2019 Annual Meeting of Stockholders ("Notice of Meeting"), proxy card, CDI Voting Instruction Form and Annual Report, which includes our financial statements for the fiscal year ended December 31, 2018 (“Annual Report”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT:  To ensure that your shares are represented at the Annual Meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person unless they have nominated themselves as CDN’s proxy.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. Stockholders are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares of Class A Common Stock (“Shares”). Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy through the internet.

What is the purpose of the meeting?

At the Annual Meeting, stockholders are invited to act upon the matters outlined in the Notice of Meeting. At the meeting, management will also report on matters of current interest to our stockholders and respond to any questions from our stockholders. The matters outlined in the Notice of Meeting include:

-  the election of two Class I directors (Item 1);

-  approval of a 10% placement facility (Item 2);

-  grant of options to the President & CEO, and Director of the Company (Item 3);

-  grant of options to the Non-Executive Directors of the Company (Items 4(a), (b), (c), (d) and (e)); and

-  ratification of independent registered public accounting firm (Item 5).

Who is entitled to vote at the meeting?

Only those stockholders of record on Friday, March 29, 2019 at 7:00 p.m. Australian Eastern Daylight Time, (1:00 a.m. Pacific Daylight Time) (“Record Date”), will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. CHESS Depositary Interest (“CDI”) holders as of the Record Date are entitled to receive notice of and attend the meeting and may instruct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote at the meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

As of the Record Date, there were 186,153,283 Shares outstanding (equivalent to 558,459,849 CDIs), all of which were entitled to vote with respect to the proposals to be acted upon at the meeting, subject to the voting exclusions noted in the Notice of Meeting. Each CDI represents one third of a Share. As of the Record Date, there were 558,459,849 CDIs quoted on the Australian Securities Exchange (“ASX”) (assuming all issued Shares are held as CDIs). On each matter to be voted upon, you have one vote for each Share you own as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Votes for and against and abstentions each will be counted as present and entitled to vote for purposes of determining whether a quorum is present.

Will any investors be excluded from voting on any of the proposals at the meeting?

In accordance with ASX Listing Rule 14.11.1, the Company will disregard any votes cast in favor of certain resolutions by certain stockholders and associates of those stockholders. Please refer to the Notice of Meeting for further detail in relation to the exclusions that apply.

What are my voting rights?

Holders of Shares are entitled to one vote for each Share held as at the Record Date. Holders of our CDIs are entitled to direct CDN to vote one vote for every three (3) CDIs held by such holder as at the Record Date. Therefore, as of the Record Date, a total of 186,153,283 votes are entitled to be cast at the meeting.

How many shares must be present or represented to hold the meeting?

In accordance with section 8 of the Company’s amended and restated bylaws, the presence in person, by remote communication or by proxy, of the holders of a majority of the outstanding Shares entitled to vote at the meeting, as of the Record Date, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as Shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your ‘‘proxy vote.’’

What is the difference between a stockholder of record and a ‘‘street name’’ holder?

If you own Shares registered directly in your name with our U.S. transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those Shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those Shares, while you are considered the beneficial owner of those Shares. In that case, your Shares are said to be held in ‘‘street name’’ and these proxy materials were forwarded to you by that organization. Street name holders generally cannot vote their Shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their Shares using the method described below under ‘‘How do I vote my shares of AirXpanders common stock?’’ Since a street name holder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a ‘‘legal proxy’’ from the broker, bank, trustee, or nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under the rules and related interpretations of the New York Stock Exchange (“NYSE”).   Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

CDN is the stockholder of record for all Shares beneficially owned by holders of CDIs. Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by using one of the methods described below under ‘‘How do I vote if I hold CDIs?’’

How do I vote my shares of AirXpanders common stock?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

-  over the Internet by following instructions below; or

-  signing, dating and mailing the enclosed proxy card; or

-  in person at the Annual Meeting.

Valid proxies must be received by Computershare no later than 9:00 a.m. on Sunday, May 19, 2019, Australian Eastern Standard Time, (Saturday, May 18, 2019 at 4:00 p.m. Pacific Daylight Time).

To vote by the Internet, you will need to use a control number that was provided to you in the materials with the enclosed proxy card and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

If you hold your Shares in street name, you must vote your Shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for stockholders of record. You will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your Shares.

Please refer to ‘‘Will any investors be excluded from voting on any of the proposals at the meeting?’’ for a summary of voting exclusions applicable to each proposal to be voted on at the Annual Meeting.

How do I vote if I hold CDIs?

Each CDI holder as at the Record Date is entitled to direct CDN to one vote for every three (3) CDIs held by such holder. Such CDI holders are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement of the Annual Meeting and may instruct the Company’s CDI depositary, CDN, to vote the Shares underlying their CDIs in a particular manner by returning the enclosed CDI Voting Instruction Form to Computershare, or by voting online at www.investorvote.com.au. Valid voting instructions must be received by Computershare no later than 9:00 a.m. on Friday, May 17, 2019, Australian Eastern Standard Time, (Thursday, May 16, 2019 at 4:00 p.m. Pacific Daylight Time). Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with their written instructions.

Alternatively, CDI holders may vote at the Annual Meeting by informing the Company that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purpose of attending and voting at the meeting by completing Step 1 in the enclosed CDI Voting Instruction Form.

What are broker non-votes?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Items 1, 2, 3 and 4(a) to (e) are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one printed set of proxy materials, it means that you hold Shares or CDIs registered in more than one account. To ensure that all of your Shares and CDIs are voted, please submit proxies or voting instructions for all of your Shares and CDIs.

How can I attend the meeting?

All of our stockholders and CDI holders are invited to attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your Shares in street name or are a CDI holder, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage or holding statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. For directions to attend the Annual Meeting, please contact our Investor Relations department at (US) +1 650-390-9000 or by email at ir@airxpanders.com.

Can I vote my Shares in person at the meeting?

If you are a stockholder of record, you may vote your Shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your Shares in person at the Annual Meeting only if you obtain a valid proxy from your broker, bank, trust or other nominee giving you the right to vote the Shares at the Annual Meeting.

Please refer to ‘‘How do I vote if I hold CDIs?’’ if you are a CDI holder.

How can I raise questions relevant to the Company’s audit to the external auditor?

The Company’s auditor, SingerLewak LLP, is based in California, United States of America and will attend the Annual Meeting via teleconference.

Stockholders may submit questions relevant to the Company’s audit to the Company’s Australian registered office at Level 13, 41 Exhibition Street, Melbourne, Victoria. The Company’s Australian Secretary, Mr. Brendan Case, will ensure that the questions are provided to the Company’s auditor and will co-ordinate responses.

What is the voting requirement to approve each of the proposals included in the notice of meeting?

Item 1 — Election of Directors

You may vote "FOR" any director nominated for election, you may "WITHHOLD" your vote for any nominee or you may "ABSTAIN" from voting. Directors are elected by a plurality of the votes of the Shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the director nominee receiving the highest number of “FOR” votes will be elected. Shares that “WITHHOLD” votes, "ABSTAIN" from voting and are subject to broker non-votes will not have any effect on the outcome of the election.

For CDI holders, if you do not instruct CDN how to vote your Shares, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this proposal.

Under ASX Listing Rule 14.2.1, a proxy form must allow stockholders to vote for a resolution, against a resolution or to abstain from voting on a resolution. The laws of Delaware, where the Company is domiciled, do not provide for the casting of stockholders’ votes against certain types of resolutions, including the election of directors. As a result, ASX granted the Company a waiver from ASX Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide in its proxy form an option for holders of CDIs to vote against a resolution to elect a director. The terms of the waiver are that: (i) the Company complies with the relevant US laws as to the content of proxy forms applicable to resolutions for the election of directors; (ii) any notice given by the Company to CDI holders under ASX Settlement Operating Rule 13.8.9 makes it clear that holders are only able to vote for such resolutions or abstain from voting, and the reasons why this is the case; (iii) the terms of the waiver are set out in the management proxy circular provided to all holders of CDIs; and (iv) the waiver from ASX Listing Rule 14.2.1 only applies for so long as the relevant US laws prevent the Company from permitting stockholders to vote against a resolution to elect a director.

Item 2 — Approval of 10% Placement Facility

You may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ on the proposal to approve, pursuant to and in accordance with ASX Listing Rule 7.1A and for all other purposes, the issue of up to 10% of the issued capital of the Company (at the time of the issue) calculated in accordance with the formula prescribed in Listing Rule 7.1A.2 (“10% Placement Facility”).

The proposal to approve the 10% Placement Facility is a "special resolution" and requires the affirmative vote of 75% of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered Shares present and entitled to vote and thus will have the effect of a vote ‘‘AGAINST’’ this proposal. Broker non-votes will have no effect.

For CDI holders, if you do not instruct CDN how to vote your Shares, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this proposal.

Item 3 — Approval of Grant of Options to President & CEO, and Executive Director

You may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ on the proposal to approve the grant of options to purchase 600,000 Shares (equivalent to 1,800,000 CDIs) to Mr. Frank Grillo, the President & CEO, and Executive Director of the Company.

The proposal to approve such grant requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions are considered Shares present and entitled to vote and thus will have the effect of a vote ‘‘AGAINST’’ this proposal. Broker non-votes will have no effect.

For CDI holders, if you do not instruct CDN how to vote your Shares, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this proposal.

Items 4(a) to 4(e) — Approval of Grant of Options to Non-Executive Directors

You may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ on each of the proposals to approve the grants of options to the Non-Executive Directors of the Company, as follows:

-  to Mr. Barry Cheskin, Chairman and Non-Executive Director – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(a));

-  to Mr. Dennis Condon, Non-Executive Director – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(b));

-  to Ms. Elizabeth Hammack, Non-Executive Director– options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(c)).

-  to Mr. Gregory Lichtwardt, Non-Executive Director (assuming Item 1 is passed) – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) Item 4(d); and

-  to Ms. Zita Peach, Non-Executive Director (assuming Item 1 is passed) – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(e)).

The proposals to approve such grants each requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions are considered Shares present and entitled to vote and thus will have the effect of a vote ‘‘AGAINST’’ these proposals. Broker non-votes will have no effect.

For CDI holders, if you do not instruct CDN how to vote your Shares, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this proposal.

Item 5 — Approval of Ratification of Independent Registered Public Accounting Firm

You may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ on the proposal to approve the ratification of SingerLewak LLP as our Independent Register Public Accounting Firm for the year ended December 31, 2019.

The proposal to ratify the appointment of SingerLewak LLP requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote ‘‘AGAINST’’ this proposal.

For CDI holders, if you do not instruct CDN how to vote your Shares, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this proposal.

Can I change my vote after submitting my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

-  by voting again or submitting a later-dated proxy or the Internet before 9:00 a.m. Australian Eastern Standard Time on Sunday, May 19, 2019 (Saturday, May 18, 2019 at 4:00 p.m. Pacific Daylight Time);

-  by submitting a later-dated proxy to the Company’s Australian Secretary, which must be received by the Company before the time of the Annual Meeting;

-  by sending a written notice of revocation of proxy to the Company’s Australian Secretary, which must be received by the Company before the time of the Annual Meeting; or

-  by voting in person at the Annual Meeting.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those instructions by delivering to Computershare, no later than 9:00 a.m. Australian Eastern Standard Time on Friday, May 17, 2019, Australian Eastern Standard Time, (Thursday, May 16, 2019 at 4:00 p.m. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders and CDI holders. We are soliciting proxies by mail. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. The Company’s directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

When are the stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 10, 2019, to the Company Secretary; 3047 Orchard Parkway, San Jose, CA, 95134, United States of America. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not earlier than January 21, 2020, and not later than the close of business on February 20, 2020. In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 annual meeting, then such written notice must be received no earlier than the close of business on the 120th day before the 2020 annual meeting and no later than the close of business on the later of the following two dates: (i) the 90th day prior to our 2020 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of our 2020 annual meeting of stockholders is first made.

 How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published (i) in an ASX announcement immediately after the Annual Meeting has been held; and (ii) in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com and on the company announcements platform on the ASX website.

ITEM 1

ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors of the Company (the "Board" or "Board of Directors") shall be divided into three classes, each class being as equal in number as reasonably possible; designated: Class I, Class II and Class III. Each class has a three-year term. Mr. Dennis Condon and Ms. Elizabeth Hammack were elected as Class II directors at the 2017 Annual Meeting. Mr. Barry Cheskin was elected as a Class III director at the 2018 Annual Meeting. Mr. Frank Grillo was appointed as a Class III director in June 2018, at the time of his employment as the President and CEO of the Company.

The following table sets forth the names, ages and positions of our directors and nominees as of the Record Date:

Name	Age	Position
DIRECTORS:
Barry Cheskin	58	Non-executive Chairman of the Board
Dennis Condon	70	Non-executive director
Frank Grillo	56	President and CEO, and Executive director
Elizabeth Hammack	63	Non-executive director
Gregory Lichtwardt	64	Non-executive director
Zita Peach	54	Non-executive director

The term of office of the Class I directors will expire at the 2019 Annual Meeting. If elected at the Annual Meeting, the nominees listed below would serve until the 2022 annual meeting and until their respective successors have been elected and qualified, or, if sooner, until the director’s death, resignation or removal. Directors are elected by a plurality of the votes of the holders of Shares present in person or represented by proxy and entitled to vote on the election of directors. The nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. The persons nominated for election have agreed to serve if elected. The Company’s management has no reason to believe that the nominee will be unable to serve.  The Board of Directors proposes that Mr. Gregogry Lichtwardt and Ms. Zita Peach, each a current Class I director whose term expires at the Annual Meeting, be re-elected by stockholders at the Annual Meeting as a Class I director.

Nominees For Election For A Three-Year Term Expiring At The 2022 Annual Meeting: (a) Mr. Gregory Lichtwardt and (b) Ms. Zita Peach

Gregory Lichtwardt was appointed as a non-executive director of AirXpanders in May 2016 and is the chair of the Audit and Risk Committee. Mr. Lichtwardt has more than 30 years in corporate financial management with over 20 years in executive financial leadership. From 2013 to 2015, Mr. Lichtwardt served as Executive Vice President, Operations and Chief Financial Officer at Accuray, a manufacturer of tumor treatment solutions. From 2003 to 2013, Mr. Lichtwardt was Executive Vice President, Operations and Chief Financial Officer at Conceptus, Inc., a manufacturer of minimally invasive devices for reproductive medical applications. He also served as a member of the board of directors and chair of the audit committee at Biolase Inc., a manufacturer of laser systems for dentistry and medicine, from 2010 to 2013. Mr. Lichtwardt holds a B.S. degree in business administration from the University of Michigan, an MBA degree from Michigan State University and is also a certified management accountant. Mr. Lichtwardt's qualifications to serve as a director include his more than 30 years of experience in corporate financial management with over 20 years in executive financial leadership.

Zita Peach was appointed as a non-executive director of AirXpanders in May 2016 and is the chair of the Nomination and Remuneration Committee. Ms. Peach has over 25 years of executive experience with multi-disciplinary skills across international markets, including commercialization of products and technologies, sales, marketing, licensing and mergers and acquisitions. Ms. Peach’s previous executive roles include Managing Director for Australia and New Zealand, and Executive Vice President for South Asia Pacific, at Fresenius Kabi, a leading provider of pharmaceutical products and medical devices to hospitals, as well as Vice President of Business Development, R&D at CSL Limited (ASX: CSL). She is also currently non-executive director of four other ASX listed companies, including Starpharma Holdings Limited since 2011, Monash IVF Group Limited since 2016, Visioneering Technologies Inc. since 2017 and Pacific Smiles Group Limited since 2017. Ms. Peach also serves on the not for profit board, Hudson Institute for Medical Research. Ms. Peach holds a B.S. degree in immunology from the University of Melbourne, Australia and is a Fellow of the Australian Institute of Company Directors and a Fellow of the Australian Marketing Institute. Ms. Peach's qualifications to serve as a director include her 25 years of executive experience with multi-disciplinary skills across international markets, including commercialization of products and technologies, sales, marketing, licensing and mergers and acquisitions, and her experience with Australian public companies.

THE DIRECTORS (EXCLUDING MR. LICHTWARDT AND MS. PEACH) UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” ITEM 1.

THE CHAIRMAN OF THE MEETING INTENDS TO VOTE UNDIRECTED PROXIES IN FAVOR OF ITEM 1.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Set forth below is biographical information for our directors as well as the key experience, qualifications, attributes and skills that we believe such director brings to our Board.

Class III Directors (Term Expiring at the 2021 Annual Meeting)

Barry Cheskin — Non-executive Chairman of the Board

Barry Cheskin is a co-founder of AirXpanders and the Chairman of the Board. He was appointed to the Board in December 2006. He is also a member of the Nomination and Remuneration Committee. Mr. Cheskin has 30 years of experience, primarily in the general management of medical device enterprises in the U.S. Mr. Cheskin is a co-founder of PowerVision, Inc., a medical device company, which he has led since 2004. Mr. Cheskin holds a B.S. degree in Mechanical Engineering from MIT in Cambridge, Massachusetts, a M.S. degree in Mechanical Engineering from Stanford University, Stanford, California as well as an MBA degree from Columbia University in New York. Mr. Cheskin is qualified to serve on our board because he is intimately familiar with AirXpanders’ business and industry, capable of effectively identifying strategic priorities and defining AirXpanders’ strategic objectives.

Frank Grillo — President & CEO, and Executive Director

Frank Grillo joined AirXpanders as President and Chief Executive Officer, as well as an Executive Director, in June 2018. Prior to AirXpanders, Mr. Grillo was most recently the Chief Executive Officer of MRI Interventions, Inc., which he joined in October 2014 as President, and became Chief Executive Officer effective January 2015 and a member of the Board of Directors in April 2015. Prior to that, Mr. Grillo served as Vice President, Marketing and New Business Development of Intuitive Surgical, Inc., a publicly-traded medical technology company, from August 2008. Before joining Intuitive Surgical, Mr. Grillo worked for Kyphon Inc. from February 2006 to June 2008, most recently as Vice President, Marketing and Business Development. Kyphon was a publicly-traded medical technology company prior to its acquisition by Medtronic, Inc. in November 2007. Prior to Kyphon, from September 1996 to January 2006, Mr. Grillo held various positions at Boston Scientific Corporation, most recently as Vice President, Marketing, Women's Health, Urology/Gynecology Division. Mr. Grillo holds a B.S. degree in chemical engineering from Tufts University, and a M.B.A from the Kellogg School of Management at Northwestern University. Mr. Grillo's qualifications to serve as a director include his over 20 years of experience in key executive roles within the medical device technology area and his extensive senior executive management experience.

Class II Directors (Term Expiring at the 2020 Annual Meeting)

Dennis Condon — Non-executive Director

Dennis Condon was appointed as a non-executive director of AirXpanders in August 2012. He is a member of the Audit and Risk Committee, and the Nomination and Remuneration Committee. Mr. Condon has over 35 years of experience in key executive roles in the plastic surgery market, including as the former president of Mentor Aesthetics from 1991 to 1998, one of the two largest global implant manufacturers. Mr. Condon served as President and Chief Business Officer of BioForm Medical from 2007 to 2010 when Merz acquired BioForm Medical.   From 2010 to 2013, he served as CEO and President of Merz Aesthetics, Inc.  Mr. Condon has served as the CEO and President of Nuvesse Skin Therapies, a venture-backed cosmeceutical skincare company from 2013 to 2016. Since 2016, Mr. Condon has been providing consulting services to other healthcare-focused entities and serves as a board member for various medical companies including the Board of Establishment Labs (Nasdaq: ESTA) and as Executive Chairman of Suneva Medical.  Mr. Condon has a B.S. degree in Biological Sciences from the University of California, Davis. Mr. Condon’s qualifications to serve as a director include his 30 years of experience in key executive roles in the plastic surgery market and his extensive senior executive management experience.

Elizabeth (Liz) Hammack — Non-executive Director

Liz Hammack was appointed as a non-executive director of AirXpanders in May 2017 and is a member of the Audit and Risk Committee. Ms. Hammack has over 30 years of experience in senior executive roles in medical device industry manufacturing, global supply chain management, product development and technology development. Ms. Hammack is currently the Oregon Operations Leader for TE Connectivity Medical Business unit, responsible for two sites supporting the medical device industry as a strategic contract manufacturing partner. Ms. Hammack held several roles at Medtronic plc, a medical technology, services and solutions company, between 2000 and 2015 leading end-to-end supply chain functions. Most recently, Ms. Hammack was Vice President of Operations and Manufacturing for the Atrial Fibrillation Solutions business, where she led the global end-to-end supply chain functions. Ms. Hammack also served as VP of Implantable Manufacturing for Cardiac Rhythm Disease Management and VP of the Medtronic Energy and Component Center (MECC). Ms. Hammack also led the Vascular Manufacturing Organization. Before joining Medtronic, Ms. Hammack held roles in the medical device industry at Advanced Cardiovascular Systems/Guidant, Conceptus and Heartport. She is currently volunteering on the Industry Advisory Board for Oregon State University School of Mechanical, Industrial and Manufacturing Engineering. Ms. Hammack holds a B.S. degree in Industrial Engineering from Oregon State University. Ms. Hammack's qualifications to serve as a director include her 30 years of experience in key executive roles in medical device industry manufacturing, global supply chain management, product development and technology development.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Board of Directors determined that none of the following directors had any relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director and, thus, that all of the following directors are independent under the Nasdaq listing rules: Mr. Barry Cheskin, Mr. Dennis Condon, Ms. Elizabeth Hammack, Mr. Gregory Lichtwardt, and Ms. Zita Peach, representing all of our current directors. Although Mr. Cheskin is considered to be independent under the Nasdaq listing rules, he is not considered to be independent for the purposes of the ASX Corporate Governance Principles and Recommendations.

Mr. Frank Grillo is not considered an independent director under the Nasdaq listing rules or for purposes of the ASX Corporate Governance Principals and Recommendations because of his position as our chief executive officer. Mr. Scott Dodson, the Company's former CEO, who resigned on April 6, 2018 (California time), was also not considered an independent director because of his former position as our chief executive officer.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions that may involve them described in the section titled Related Person Transaction below.

There are no family relationships among any of our directors, director nominees, or executive officers.

Board Structure

During 2018, Mr. Barry Cheskin served as the Chairman of the Board and, since commencement of his employment in June 2018, Mr. Frank Grillo has served as the President, Chief Executive Officer and a director of AirXpanders. Mr. Scott Dodson served as the President, Chief Executive Officer and a director of AirXpanders, prior to his resignation on April 6, 2018 (California time). We believe that having a separate Chairman and Chief Executive Officer is appropriate and is consistent with corporate governance best practices. Because of his involvement since the founding of AirXpanders, Mr. Cheskin is intimately familiar with AirXpanders’ business and industry, and very capable of effectively identifying strategic priorities, leading discussions of the Board of Directors and defining AirXpanders’ strategic objectives. The Board determined that Mr. Cheskin is an independent member of the Board under the Nasdaq listing rules, but is not an independent member of the Board for the purposes of the ASX Corporate Governance Principles and Recommendations.

The Chief Executive Officer is the individual selected by the Board to manage AirXpanders on a day-to-day basis, and his or her prior experience and direct involvement in AirXpanders’ operations allow him or her to provide valuable insights with respect to strategic planning and the operational requirements to meet AirXpanders’ short- and long-term objectives. AirXpanders’ independent directors bring experience, oversight and expertise from outside the company and industry.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing AirXpanders’ strategic plans and objectives, including oversight of the principal risk exposures of the company. The Board’s role in risk oversight includes receiving reports from senior management and the Audit and Risk Committee on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities. The reports detail the effectiveness of the risk management program and identify and address material business risks such as technological, strategic, business, operational, financial, human resources and legal/regulatory risks. The Board and its committees (described below) consider these reports, discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks. The Board exercises direct oversight of strategic risks to AirXpanders and other risk areas not delegated to one of its committees, including business continuity and cybersecurity.

Board of Directors Meetings and Committees

The full Board of Directors met eight times during the year ended December 31, 2018. During the year ended December 31, 2018, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served. The standing committees of the Board of Directors include an Audit and Risk Committee and a Nomination and Remuneration Committee.

Directors are encouraged to attend the annual meeting of stockholders. All members of the Board of Directors, then in office, attended the 2018 Annual Meeting, either in person or by telephone.

The Board of Directors has determined that all of its directors meet the independence requirements of the Nasdaq Stock Market, with the exception of Mr. Frank Grillo, due to his position as our President and Chief Executive Officer.

The Board has a standing Audit and Risk Committee, and Nomination and Remuneration Committee. The following table provides membership and meeting attendance information for fiscal 2018 for each of the Board standing committees:

Name	Audit and Risk	Nomination and Remuneration
Barry Cheskin		5
Dennis Condon	7	5
Elizabeth Hammack	7
Gregory Lichtwardt*	7
Zita Peach*		5
Total meetings - fiscal 2018	7	5

*Chair of the committee

Audit and Risk Committee

The Audit and Risk Committee of the Board of Directors oversees our financial reporting, our internal audit and control functions, the results and scope of the annual audit and quarterly reviews conducted by our independent registered public accounting firm, and our compliance with legal matters that may have a significant impact on our financial reports. In addition, the Audit and Risk Committee has the responsibility to consider and recommend the engagement of, and to review and approve fee arrangements with, our independent registered public accounting firm. The Audit and Risk Committee also monitors transactions between AirXpanders and our officers and directors for any potential conflicts of interest and assists the Board of Directors in its risk oversight role.

The Board of Directors has determined that each member of our Audit and Risk Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq listing rules, and has the qualifications or previous experience to be able to read and understand financial statements. Further, the Board of Directors has determined that of Mr. Lichtwardt, Chair of the Audit and Risk Committee, qualifies as an “audit committee financial expert,” as such term is used in the Securities and Exchange Commission rules.

The report of the Audit and Risk Committee is included at the end of the “Corporate Governance” section of this Proxy Statement. The Board of Directors has adopted a written Audit and Risk Committee Charter, which is available on our website at http://www.airxpanders.com/corporate_governance.php.

Nomination and Remuneration Committee

The Nomination and Remuneration Committee has overall responsibility for establishing processes for the identification of suitable candidates for appointment to the Board, establishing processes for reviewing the performance of individual directors, the Board as a whole, and Board committees; determining the executive remuneration policy; determining the non-executive director and remuneration policy; and reviewing and approving all equity based incentive plans.

Each current member of our Nomination and Remuneration Committee is a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. The Board of Directors has determined that each of the directors serving on our Nomination and Remuneration Committee is “independent” within the meaning of the Nasdaq listing rules as currently in effect, although Mr. Cheskin is not independent for the purposes of the ASX Corporate Governance Principles and Recommendations.

The Board of Directors has adopted a written Nomination and Remuneration Committee Charter, which is available on our website at http://www.airxpanders.com/corporate_governance.php.

Remuneration Policy

The Company has a Remuneration Policy approved by the Board which sets out the short term and long term strategy for the remuneration of the non-executive directors, the Chief Executive Officer and the executive team.  The Company’s remuneration strategy aims to:

●     attract and retain exceptional people to lead and manage the Company and to support the internal development of executive talent within the Company, recognizing that the Company is operating in a global industry environment;

●     drive sustainable growth and returns to stockholders;

●     motivate and reward superior performance by the executive team whilst aligning the interests of stockholders; and

●     comply with the law and high standards of governance.

The Remuneration Policy includes detail in relation to the Company’s approach to remuneration benchmarking, director and executive performance review processes and the framework upon which key performance indicators for short and long term awards are set. The Company’s strategy is to remunerate its executives with a total remuneration package that includes base salary, and clearly delineated short and long-term variable incentives.  All cash and equity awards are subject to the achievement of either key performance indicators or stock price growth targets.  The Board is committed to setting incentive targets that are aligned to the Company’s short and long-term performance objectives and that are appropriate to the Company’s circumstances, goals and risk appetite.

Remuneration processes and procedures

Typically, the Nomination and Remuneration Committee meets at least two times annually to discuss compensation for directors and officers. The agenda for each meeting is usually developed by the Chair of the Nomination and Remuneration Committee. The Nomination and Remuneration Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Nomination and Remuneration Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Nomination and Remuneration Committee meetings to determine or recommend the amount or form of executive and director compensation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Nomination and Remuneration Committee regarding his compensation or individual performance objectives. The Nomination and Remuneration Committee has full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Nomination and Remuneration Committee may, with the prior approval of the Chairman of the Board, instruct the Chief Executive Officer to engage such other independent advisers in relation to any matter pertaining to the responsibilities of the Committee, as the Committee may require. The Nomination and Remuneration Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Nomination and Remuneration Committee will have the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Nomination and Remuneration Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee.

Considerations in Evaluating Director Nominees

The Nomination and Remuneration Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nomination and Remuneration Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nomination and Remuneration Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nomination and Remuneration Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nomination and Remuneration Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nomination and Remuneration Committee also determines whether the nominee is independent for ASX and Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, the ASX Corporate Governance Principles and Recommendations and the advice of counsel, if necessary. The Nomination and Remuneration Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nomination and Remuneration Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nomination and Remuneration Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Stockholder Recommendations for Nominations to Our Board

The Nomination and Remuneration Committee will consider director candidates recommended by stockholders. The Nomination and Remuneration Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nomination and Remuneration Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: AirXpanders, Inc., 3047 Orchard Parkway, San Jose, California 95134, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communication Policy

We have established a formal process for stockholders to send communications to the Board of Directors or to individual directors. The names of all directors are available to stockholders in this Proxy Statement. Stockholder communications may be submitted in writing to AirXpanders, Inc., 3047 Orchard Parkway, San Jose, California 95134, Attention: Company Secretary. Australian stockholder communications may be submitted in writing to AirXpanders’ Australian registered office at level 13, 41 Exhibition Street, Melbourne, Victoria 3000 Attention: Australian Secretary. If we receive any stockholder communication intended for the full Board of Directors or any individual director, we will forward the communication to the full Board of Directors or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

Code of Conduct

As recommended by the ASX Corporate Governance Principles and Recommendations, we have established a code of conduct for all of our directors, officers and employees. We have adopted a Code of Conduct that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Code of Conduct is posted on our website at http://www.airxpanders.com/corporate_governance.php.

Other Corporate Governance Policies

We have also adopted the following policies, each of which is available on our website at http://www.airxpanders.com/corporate_governance.php:

•

Continuous Disclosure Policy – The Company needs to comply with the continuous disclosure requirements of the ASX Listing Rules and the Australian Corporations Act 2001 (Cth) to ensure the Company discloses to ASX any information concerning the Company which is not generally available and which a reasonable person would expect to have a material effect on the price or value of the CDIs. As such, this policy sets out certain procedures and measures which are designed to ensure that the Company complies with its continuous disclosure obligations.

•	Risk Management Policy – This policy is designed to assist the Company to identify, assess, monitor and manage risks affecting the Company’s business.

•

Securities Trading Policy – This policy is designed to maintain investor confidence in the integrity of the Company’s internal controls and procedures and to provide guidance on avoiding any breach of the insider trading laws in both Australia and the United States.

•	Diversity Policy – This policy sets out the Company’s objectives for achieving diversity amongst its employees.

Related Person Transaction Policy

The Audit and Risk Committee is responsible for reviewing and approving all transactions in which AirXpanders is a participant and in which parties related to AirXpanders, including executive officers, directors, and certain other persons whom the board determines may be considered related parties of AirXpanders (for the purposes of Chapter 2E of the Australian Corporations Act 2001 (Cth)), have or will have a material direct or indirect interest; and reporting to the Board on the matters above, including specific material risks identified.

Potential direct or indirect conflicts of interest of employees or those acting on behalf of AirXpanders (or their family, relatives, friends or agents) should be avoided. If an employee is concerned that they have a potential conflict of interest they should disclose and discuss the matter with, and seek direction from, their manager or the Chief Executive Officer. An employee should report any potential or actual conflict of interests that they become aware of to their manager or the Chief Executive Officer.

Certain Relationships and Related Party Transactions

The following is a summary of transactions since January 1, 2017, to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “Executive Compensation” and as described below.

Mrs. Lynae Dodson, the wife of Scott Dodson, our former chief executive officer and director, owns and operates a marketing consulting firm, Bridge Marketing. Bridge Marketing managed trade shows and social media for AirXpanders and during the year ended December 31, 2017, received payments aggregating $0.2 million for marketing support services rendered to AirXpanders. The relationship with Mrs. Dodson and Bridge Marketing was terminated in 2018, and aggregate payments were less than $120,000 during the year ended December 31, 2018.

Director Compensation

Director Compensation Policy

The Board seeks to set non-executive directors’ fees at a level which provides the Company with the ability to attract and retain non-executive directors of the highest caliber with relevant professional expertise and reflect the demands which are made on, and the responsibilities of, the non-executive directors, whilst incurring a cost which is acceptable to stockholders. Under the ASX Listing Rules, the total amount paid to all directors for their services must not exceed in aggregate in any fiscal year the amount fixed by AirXpanders at its annual meeting. This amount has been fixed at $300,000 (US dollars).

Non-executive director’s fees and the aggregate fee pool are reviewed annually by the Nomination and Remuneration Committee against fees paid to non-executive directors in comparable companies within the medical device sector, and stage of commercialization in the broader ASX-listed market. The Chairman’s fees are determined by the Nomination and Remuneration Committee based on the same role in comparable companies within the medical device sector and relevant companies in the broader ASX-listed market. The Chairman does not participate in the review of his own fees.

Non-executive directors do not receive bonuses or any performance-related remuneration during the financial year.

Non-executive director fees are currently structured in two parts with a portion paid in cash and a portion issued as stock options (in lieu of cash).  The Board considers that it is appropriate to remunerate non-executive directors with equity securities (rather than paying non-executive director fees entirely in cash) due to the Company’s early stage of commercialization and focus on minimizing cash outlays.

Statutory superannuation contributions are required under the Australian superannuation guarantee legislation to be paid on any fees paid to the Australian resident director. There are no retirement allowances paid to non-executive directors.

For 2018, the Board of Directors approved annual cash compensation levels (in US dollars) for non-executive board members and committee chairs were as follows:

•	Chairman of the Board — $106,000;

•	Non-executive independent director — $28,325;

•	Audit and Risk Committee Chair — an additional $10,300; and

•	Nomination and Remuneration Committee Chair — an additional $10,300.

In February 2019, the Board of Directors approved the annual cash compensation levels for non-executive board members and committee chairs as follows:

•	Chairman of the Board — $109,000 (an increase from $106,000);

•	Non-executive independent director — $29,250 (an increase from $28,325);

•	Audit and Risk Committee Chair — an additional $10,600 (an increase from $10,300); and

•	Nomination and Remuneration Committee Chair — an additional $10,600 (an increase from $10,300).

The payments are in US dollars and will take effect from the day of this Annual Meeting. All Board members may be reimbursed for travel and other expenses incurred in attending to AirXpanders’ affairs.

As a result of our listing on the ASX, all equity grants to directors (executive and non-executive) are subject to stockholder approval under the ASX Listing Rules. On May 22, 2018 (Australian Eastern Standard Time), the stockholders approved the following grants to our non-executive board members: Mr. Cheskin, Mr. Condon, Mr. Lichtwardt, Ms. Hammack and Ms. Peach each received an award of options to purchase 83,837 Shares (equivalent to 251,511 CDIs).

Unless otherwise specified by our Board or the Nomination and Remuneration Committee at the time of grant, all options granted have an exercise price equal to the fair market value of the Shares as determined pursuant to the 2015 Equity Incentive Plan ("2015 Plan") on the date of grant (based on the closing price of our CDIs on ASX).

The following table shows the total compensation paid during the fiscal year ended December 31, 2018 to each of our non-executive directors, which does not include Mr. Grillo and Mr. Dodson, each of whom did not receive compensation for his service as a director:

	Fees earned or paid in cash (US$)	Options Awards (US$)(1)(2)	Total (US$)
Barry Cheskin(3)	$104,500	$6,823	$111,323
Dennis Condon(4)	$27,913	$6,823	$34,736
Elizabeth Hammack(5)	$27,913	$6,823	$34,736
Gregory Lichtwardt(6)	$38,063	$6,823	$44,886
Zita Peach(7)	$38,063	$6,823	$44,886

(1)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of option awards granted for financial reporting purposes and computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. A discussion of the assumptions used to determine the grant date fair value of the options may be found in “Note 12 — Stock-based Compensation” in the notes to our consolidated financial statements included elsewhere in this registration statement.

(2)

On May 22, 2018 (Australian Eastern Standard Time), stockholders approved an award to all continuing non-executive directors of options to purchase 83,837 Shares (equivalent to 251,111 CDIs). These stock options vest monthly over a one year period commencing on the date of grant.

(3)	At December 31, 2018, Mr. Cheskin had 520,391 outstanding options to purchase Shares.
(4)	At December 31, 2018, Mr. Condon had 259,248 outstanding options to purchase Shares.
(5)	At December 31, 2018, Ms. Hammack had 133,787 outstanding options to purchase Shares.
(6)	At December 31, 2018, Mr. Lichtwardt had 168,787 outstanding options to purchase Shares. Mr. Lichtwardt received cash compensation for serving as chair of the Audit and Risk Committee.
(7)	At December 31, 2018, Ms. Peach had 168,787 outstanding options to purchase Shares. Ms. Peach received cash compensation for serving as chair of the Nomination and Remuneration Committee.

Executive Officers

Set forth below is biographical information for our Executive Officers.

The biographical information of Frank Grillo, our President and Chief Executive Officer, is located with the other Director biographies above.

Scott Murcray — Chief Financial Officer and Chief Operating Officer

Scott Murcray joined AirXpanders as Chief Financial Officer and Chief Operating Officer in June 2016, and, from April 2018 to June 2018, served as our interim President and Chief Executive Officer. Prior to AirXpanders, Mr. Murcray served at Nanometrics Incorporated, a semiconductor equipment and services company, from 2014 to 2016 as Vice President, Finance, and was responsible for accounting and finance. Prior to joining Nanometrics, from 2011 to 2014, Mr. Murcray served at ZOLL Medical Corporation, a medical device company, as a Vice President, Finance, and was responsible for accounting, finance, information technology, and human resources. From 1994 through 2011, Mr. Murcray held various accounting and finance leadership roles at VNUS Medical Technologies, Inc., Atrenta Inc., ePeople, Inc. and Arthur Andersen LLP. Mr. Murcray holds a B.S. degree in business administration from California Polytechnic State University, San Luis Obispo, and is a certified public accountant in the state of California.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE

Summary Compensation Table

The following table shows the total compensation paid during the fiscal years ended December 31, 2018 and 2017 to our three named executive officers: (1) our president and chief executive officer, (2) our former president and chief executive officer, and (3) our chief financial officer and chief operating officer.

Name and Principal Position	Year	Salary (US$)	Options Awards (US$)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total (US$)
Frank Grillo(6)	2018	$250,673	$879,140	$82,721	$1,500	$1,214,034
President and Chief Executive Officer

Scott Dodson(4)(5)	2018	$104,884	$-	$-	$190,862	$295,746
Former President and Chief Executive Officer	2017	$392,958	$135,351	$40,425	$1,500	$570,234

Scott Murcray(7)(8)	2018	$320,500	$601,461	$55,148	$1,500	$903,609
Chief Financial Officer and Chief Operating Officer	2017	$271,667	$10,567	$19,110	$1,500	$302,844

(1)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of option awards granted for financial reporting purposes and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718, Compensation — Stock Compensation. In each case, the aggregate grant date fair value of the option awards disregards an estimate of forfeitures. A discussion of the assumptions used to determine the grant date fair value of the options may be found in “Note 12 — Stock-based Compensation” in the notes to our consolidated financial statements included elsewhere in this registration statement.

(2)	Represents the amount of STI, further described under “Bonuses for Executive Officers” below. Mr. Dodson was not eligible for bonus payments in 2018 due to his resignation in April 2018.
(3)	With the exception of Mr. Dodson and Mr. Murcray in 2018, represents an employer match for contributions to salary deferral plan under Section 401(k) of Internal Revenue Code.
(4)	All other compensation for 2018 includes $189,362 of severance payments and $1,500 for an employer match for contributions to salary deferral plan under Section 401(k) of Internal Revenue Code.
(5)	Mr. Dodson resigned his position as President and Chief Executive Officer in April 2018.
(6)	Mr. Grillo commenced employment in June 2018.
(7)	The amount in the "Option Awards" for 2018 includes the aggregate grant date fair value of options awarded in 2018 in addition to the incremental fair value of options exchanged in December 2017 in conjunction with the stockholder approved stock option exchange program described below.
(8)	From April 2018 until June 2018, the Board appointed Mr. Murcray as Interim President and Chief Executive Officer. During the term of his appointment, Mr. Murcray's annual base salary was adjusted to $397,000.

2018 Bonuses for Executive Officers

             On February 13, 2019, the Board, following a recommendation from the Nomination and Remuneration Committee, approved the 2018 short-term incentive (“STI”) and long-term incentive (“LTI”) bonuses as follows:

Executive Officer	Title	2018 STI	2018 LTI
Frank Grillo	President and Chief Executive Officer	$82,721	$28,020
Scott Murcray	Chief Financial Officer and Chief Operating Officer	$55,148	$23,350

            The 2018 STI is payable in cash. The 2018 LTI is payable in stock options to purchase Class A Common Stock.  The number of stock options issued shall be subject to Board approval, based on the fair value of the Class A Common Stock on the date of grant using the Black Scholes model, and granted subsequent to the issuance of the Company’s 2018 financial statements. On March 4, 2019, the Board approved a stock option grant to Mr. Murcray to purchase 500,000 Shares in settlement of the 2018 LTI award. The options vest 25% after one year, with the remaining balance vesting 1/36 per month for 36 months, for a total vesting period of 4 years, so long as the executive officer is an employee of the Company at the date each tranche of options vest. In the case of Mr. Grillo, the issuance of the stock options is subject to stockholder approval at the 2019 Stockholder Meeting and contingent on his continued employment.

            Mr. Dodson was not eligible for a 2018 STI or LTI bonus due to his resignation in April 2018.

Stock Option Exchange Program

             In November 2018, we commenced an option exchange program for its officers (excluding the Chief Executive Officer and President) and employees (the Option Exchange) to exchange certain stock options to purchase up to an aggregate of 2,754,025 shares of its common stock that had been granted to eligible holders, for an equal number of new stock options with a lower exercise price. At the closing of the Option Exchange in December 2018, eligible holders tendered an aggregate of 2,714,025 options for 2,714,025 new options to purchase shares of its common stock. Each new stock option was granted in December 2018, pursuant to the 2015 Plan with an exercise price per share of $0.07, which was the closing market price on the grant date of the new options. The exchange of stock options was treated as a modification for accounting purposes and resulted in an incremental expense of $0.1 million, which was calculated using the Black-Scholes option pricing model. The incremental expense together with the unamortized expense remaining on the unvested options exchanged is being amortized over the vesting period of the new options. Mr. Grillo was excluded from the Option Exchange program. Mr. Dodson was not eligible as he was not an employee at the time of the Option Exchange program. Mr. Murcray tendered an aggregate of 950,598 options and received in exchange an equal number of options with an exercise price per share of $0.07.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the number of shares covered by stock options held by each of the named executive officers as of the fiscal year ended December 31, 2018.

		Option Awards
		Number of Securities Underlying
		Unexercised Options		Option	Option
	Grant			Exercise	Expiration
Name	Date	Exercisable	Unexercisable	Price ($)	Date
Frank Grillo	10/26/2018(1)	—	9,617,127	$0.14	10/25/2028
Scott Murcray	12/7/2018(2)(3)	—	950,598	$0.07	12/6/2028
Scott Dodson	N/A(4)	—	—	$—	—

(1)

This option granted outside of its equity plans and began vesting on June 11, 2018. The shares subject to this option vest 25% on the one year anniversary date and in equal monthly installments monthly over the remaining three years.

(2)

This option was granted pursuant to our 2015 Equity Incentive Plan (“2015 Plan”) and began vesting on December 7, 2018. The shares subject to this option vest in equal monthly installments monthly over four years.

(3)	On December 7, 2018, the Company canceled, pursuant to the Company's option exchange program, the following options: options granted on 8/15/16 for 143,634 shares and 96,366 shares; options granted on 2/21/2017 for 4,189 shares and 10,172 shares; options granted on 2/13/2018 for 73,186 shares and 526,814 shares; and options granted on 3/5/2018 for 17,859 shares and 78,378 shares. In exchange, Mr. Murcray received a new option of 950,598 shares having an exercise price of $0.07 per share.
(4)	All of Mr. Dodson's options were forfeited or expired, unexercised, in conjunction with his resignation in April 2018.

During the year ended December 31, 2018, no named executive officers exercised stock options.

Employment Agreements and Offer Letters

The following section summarizes the employment agreements and offer letters we have entered into with our named executive officers.

Frank Grillo

In June 2018, we entered into an offer letter with Frank Grillo to serve as our president and chief executive officer. Mr. Grillo's agreement provides for, among other things: (i) an annual base salary of $450,000, subject to annual review, and which has subsequently been increased to $463,500; (ii) an initial grant of incentive options such that his interest in AirXpanders amounted to 5.0% of our outstanding fully diluted stock on the grant date; and (iii) certain other benefits including health insurance and travel and other expense reimbursements under our expense policy. Furthermore, in the event of a change of control, 50% of all of Mr. Grillo's then-unvested options shall be deemed immediately vested and exercisable, and the remaining options shall vest equally each month over the following 12 months, provided Mr. Grillo makes himself reasonably available to provide services to the acquiring company. Under the Offer Letter, “cause” means (a) commission or conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (c) material breach of duties to the Company; (d) intentional damage to any property of the Company; (e) misconduct, or other violation of Company policy that causes harm; (f) material violation of any written and fully executed contract or agreement between Mr. Grillo and the Company, including without limitation, material breach of the Offer Letter, or of any Company policy, or of any statutory duty owed to the Company; or (g) conduct by Mr. Grillo which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve. In the first year of employment, if Mr. Grillo's employment is terminated by us other than for cause, upon execution of a release of claims in a form reasonably acceptable to us, he will receive six months of his then current base salary payable at our regular payroll periods. In addition, we shall make payments on his behalf for continuation of premiums for health insurance under Federal or State COBRA programs during this six month period. If after the first year of employment, he will receive nine months of his then current base salary and ongoing payments for continuation of health insurance. In addition to the above, in the event of a change of control, Mr. Grillo will be eligible to receive a bonus in connection with his continued employment through a change in control in the amount of 100% of your his annual base salary in effect as of the closing date of the change of control, less all applicable deductions and withholdings. If earned, such bonus will be paid within thirty days after the change of control closing date.

Scott Dodson

In September 2010, we entered into an offer letter with Scott Dodson to serve as our president and chief executive officer. Mr. Dodson’s agreement provided for, among other things: (i) an annual base salary of $310,000, subject to annual review, and which was subsequently increased to $397,000; (ii) an initial grant of incentive options pursuant to our 2005 Equity Incentive Plan such that his interest in AirXpanders amounted to 5.5% of our then outstanding fully diluted stock on his hire date; and (iii) certain other benefits including health insurance and travel and other expense reimbursements under our expense policy. Furthermore, 50% of Mr. Dodson’s outstanding stock options will vest immediately and be exercisable upon a change of control and the remainder of Mr. Dodson’s unvested shares shall vest over the succeeding twelve months based on his continued employment unless he is terminated before the end of those twelve months other than for cause, in which case all unvested shares shall vest immediately. If Mr. Dodson’s employment is terminated by us other than for cause, upon execution of a release of claims in a form reasonably acceptable to us, he will receive six months of his then current base salary payable at our regular payroll periods. In addition, we shall make payments on his behalf for continuation of premiums for health insurance under Federal or State COBRA programs.

On November 21, 2017, we entered into an amended and restated offer letter (the "Offer Letter") with Mr. Dodson.  Under the terms of the Offer Letter, in the event of a change of control, 50% of all of Mr. Dodson's then-unvested options shall be deemed immediately vested and exercisable, and the remaining options shall vest equally each month over the following 12 months, provided Mr. Dodson makes himself reasonably available to provide services to the acquiring company.  Under the Offer Letter, “cause” means (a) commission or conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (c) material breach of duties to the Company; (d) intentional damage to any property of the Company; (e) misconduct, or other violation of Company policy that causes harm; (f) material violation of any written and fully executed contract or agreement between Mr. Dodson and the Company, including without limitation, material breach of the Offer Letter, or of any Company policy, or of any statutory duty owed to the Company; or (g) conduct by Mr. Dodson which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve.  Additionally, the Offer Letter was revised to state that all post-termination benefits, including, but not limited to, severance, are subject to the execution of an acceptable release of claims form by Mr. Dodson. On April 6, 2018 (California time), Mr. Dodson provided notice of his resignation from all of his positions with the Company, including as the President and Chief Executive Office, and as a member of the Board of Directors, of AirXpanders, effective immediately.

On April 19, 2018, Company and Mr. Dodson entered into a Separation Agreement in connection with Mr. Dodson's resignation. Pursuant to the Separation Agreement, the Company paid Mr. Dodson approximately $0.2 million, or the equivalent of his base salary over the six (6) month period following April 6, 2018 (the “Payment Period”). In addition, the Company reimbursed Mr. Dodson for his payments for COBRA health insurance benefits during the Payment Period, which was approximately $15,000. Under the Separation Agreement, Mr. Dodson provided customary broad form releases and other confidentiality covenants to the Company in connection with his resignation.

Scott Murcray

In June 2016, we entered into an offer letter with Scott Murcray to serve as our chief financial officer and chief operating officer. Mr. Murcray’s agreement provides for, among other things: (i) an annual base salary of $265,000, subject to annual review, and which has subsequently been increased to $309,000 and (ii) stock options. Furthermore, all of Mr. Murcray’s outstanding stock options will vest immediately upon a change of control. Mr. Murcray’s employment may be terminated at any time, with or without cause, with or without notice, at the option of either AirXpanders or Mr. Murcray. In the event we terminate Mr. Murcray’s employment without cause, we will pay Mr. Murcray severance equal to (i) six months of base salary continuance and (ii) six months continuation of all health benefits being provided by us as of the date of termination. In the event we terminate Mr. Murcray’s employment without cause, as a result of or within 12 months of a change of control, 100% of all Mr. Murcray’s unvested options shall be deemed immediately vested and exercisable. Such benefits are subject to the execution of an acceptable release of claims form by Mr. Murcray within the prescribed 45 days.

On November 6, 2017, we entered into an amended and restated the offer letter with Mr. Murcray to revise the change of control provisions related to his unvested stock options. Under the terms of the new offer letter, in the event we terminate Mr. Murcray’s employment without cause, as a result of or within 12 months of a change of control, 50% of all Mr. Murcray’s unvested options shall be deemed immediately vested and exercisable, and the remaining options shall vest equally each month over the following 12 months, provided Mr. Murcray makes himself reasonably available to provide services to the acquiring company. Such benefit is subject to the execution of an acceptable release of claims form by Mr. Murcray within the prescribed 45 days. No other changes were made to the original offer letter.

On February 13, 2018, we granted Mr. Murcray an option to purchase 600,000 Shares under the 2015 Plan. The options will vest 100% after three years, so long as Mr. Murcray is an employee of the Company at the date the options fully vest.

On April 10, 2018, the Board appointed Mr. Murcray as Interim President and Chief Executive Officer and entered into an Amendment to Offer Letter Agreement (the “Agreement”) pursuant to which Mr. Murcray's annual base salary will be adjusted to $397,000, for as long as he serves as the Interim President and Chief Executive Officer, provided that, if he earns less than $25,000 of incremental base salary, calculated as the difference between his new base salary of $397,000 and his current base salary of $300,000 ("Earned Incremental Salary"), an additional payment will be due to Mr. Murcray for the difference between $25,000 and the Earned Incremental Salary.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, other than our 401(k) retirement plan which is available for all of our employees, including our named executive officers. In addition, we provide an employer matching contribution of $0.50 per $1 of employee contributions on the first $3,000 of employee contributions, up to an annual maximum of $1,500.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plan.

Termination of Employment and Change-in-Control Potential Payouts

The following table sets forth potential payouts for termination of employment and change-in-control for each of the named executive officers as of December 31, 2018.

		Not in connection with	In connection with
		Change in Control	Change in Control
			Termination Without Cause/Good
		Termination Without	Reason or Due to
		Cause/Good Reason ($)	Disability or Death ($)
Frank Grillo	Severance pay(1)	$225,000	$225,000
	Bonus (4)	—	450,000
	Equity vesting acceleration(2)	—	—
	Health care benefits continuation(3)	18,260	18,260
		$243,260	$693,260

Scott Murcray	Severance pay(1)	$150,000	$150,000
	Equity vesting acceleration(2)	—	—
	Health care benefits continuation(3)	13,343	13,343
		$163,343	$163,343

(1)	As of December 31, 2018, each named officer was entitled to six months base salary upon termination without cause.
(2)

In connection with a change in control, Mr. Grillo and Mr. Murcray are entitled to 50% accelerated vesting of all unvested options and the remainder shall vest over the succeeding twelve months provided that they make themselves reasonably available, if requested by the Company (or its successor), to provide services to the Company (or its successor). The value of the compensation is based on the difference between the exercise price of accelerated options and the market value of the underlying shares as of December 31, 2018, calculated based on the closing market price of our stock on December 31, 2018, the last trading day of our fiscal year ($0.05 per share) (calculated based upon the closing price of our CDIs on that date multiplied by three (to account for the three CDIs that represent one share of our common stock) and converted to U.S. dollars by the exchange rate on that date). Mr. Grillo and Mr. Murcray’s exercise price exceeded $0.05 at December 31, 2018.

(3)	Each named officer is entitled to six months health continuation benefits upon termination without cause or good reason.
(4)	Represents a bonus in connection with Mr. Grillo's continued employment through a change in control in the amount of 100% of his annual base salary in effect as of the closing date of the change of control.

Employee Benefits

Executive Compensation Policy

The Company aims to reward executives with a level and mix of remuneration appropriate to their position, experience and responsibilities, while being market competitive and enabling the Company to structure awards that may conserve cash reserves due to the Company’s current development stage.

The Nomination and Remuneration Committee, with the Board, actively reviews the Company’s remuneration structure and, as needed, benchmarks the proportion of fixed remuneration, short-term incentives and long-term incentives against relevant comparators to ensure the policy objectives are met and are in-line with good corporate practice for AirXpanders’ size, industry and stage of development. Remuneration levels are considered annually through the remuneration review, which considers industry benchmarks in the United States, specifically the Bay Area, and taking into consideration Australian requirements, and the performance of the Company and individual. Other factors taken into account in determining remuneration include a demonstrated record of performance and the Company’s ability to pay. In the case of executives, the chief executive provides recommendations to the Nomination and Remuneration Committee.

Remuneration benchmarking is undertaken, as deemed necessary, with reference to industry peers, together with, where appropriate, other benchmarking reports which apply to specific positions. There are no guaranteed base pay increases or bonuses in any executive contracts.

The remuneration framework incorporates “at risk” components, which are determined by performance, through short-term incentive and long-term incentive awards. Executive performance is assessed against a suite of measures relevant to the success of the Company and generating growth and returns for stockholders. The Board aims to offer remuneration that balances fixed and variable (at risk) short and long-term incentives.

Fixed Remuneration

The Company aims to provide a competitive base salary with reference to the role, market and experience.  The performance of the Company and individual are considered during the annual remuneration review.

Short-Term Incentives

The Company allocates cash bonuses linked to internal key performance indicators, both business unit and corporate, which are important drivers of value and typical within the medical device industry. The key performance indicators include the achievement of specified manufacturing, sales and business development milestones.

Long-Term Incentives

Our equity-based long-term incentive program is designed to align executives’ long-term incentives with stockholder value creation and is administered by the Board. We believe that long-term participation by our executive officers in equity-based awards is an important factor in the achievement of long-term company goals and business objectives. The key performance indicators used as the basis for rewarding long-term equity incentives include share price growth, market share growth and capital management, as well as other company objectives as approved by the Board. AirXpanders’ 2005 Equity Incentive Plan (“2005 Plan”) was adopted initially by the Board and approved by the stockholders in March 2005. The 2005 Plan was subsequently amended in January 2012 and May 2013 to increase the number of options and stock purchase rights reserved for issuance under the 2005 Plan. The 2005 Plan expired in March 2015 and was succeeded by the 2015 Equity Incentive Plan (“2015 Plan”). Previously granted equity awards that are forfeited, canceled or expired under the 2005 Plan are added back to the 2015 Plan share reserve. In addition, the 2015 Plan contains an evergreen provision which allows for an annual increase equal to 2% of the number of shares outstanding as of December 31 of the preceding calendar year from January 1, 2016 through January 1, 2025 and subject to the Board’s approval. The annual increase will no longer have effect once the share reserve reaches 10% of the fully diluted capital stock less shares issuable upon exercise of outstanding equity awards.

Under our 2015 Plan, we may grant incentive stock options, non-statutory options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock-based awards (equity awards) to our employees, including our named executive officers, directors and consultants. We historically made an initial award of stock options to new employees as well as annual stock option grants as part of our overall compensation program. Annual grants of options to our named executive officers, other than our chief executive officer, have been recommended by the chief executive officer, reviewed by our Nomination and Remuneration Committee and approved by our Board. Annual grants of options to our chief executive officer have been made by our Nomination and Remuneration Committee and our Board. In addition, under the ASX Listing Rules, grants to directors are subject to stockholder approval and as a result, grants to our chief executive officer who is also an executive director, are subject to stockholder approval.

The market price for our common stock since the closing of our initial public offering on the ASX on June 22, 2015 is calculated based upon the closing price of our CDIs on the date of grant of the equity award multiplied by three (to account for the three CDIs that represent one share of our common stock) and converted to U.S. dollars by the exchange rate on the date of grant.

Initial Stock Option Awards

We typically make an initial award of stock options to new executives in connection with the commencement of their employment. These grants have an exercise price equal to the fair market value of our common stock on the grant date and generally vest as to 25% of the total shares on the 12-month anniversary of the vesting date and 1/48th of the total shares on each of the 36 monthly vesting dates thereafter. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time and to maintain competitive levels of total compensation. The size of the initial stock option award is determined based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, internal equity and an analysis of the practices of national and regional companies in the medical device industry similar to us.

Additional Equity Awards

In the future, and subject to any stockholder approval requirement under the ASX Listing Rules, we expect to continue to make additional equity awards as part of our overall performance management program with the intent of making such grants concurrent with an annual performance review at the beginning of each fiscal year. We intend that the annual aggregate value of these awards will be set near competitive levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, we conduct a review of all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Our stockholders approved a grant to our Chief Executive Officer at a Special Stockholder Meeting in October 2018. See also the foregoing table entitled “Summary Compensation” and the notes to that table below for more information on the 2018 equity incentive grants made to our named executive officers.

We do not currently have any securities ownership requirements for our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of AirXpanders common stock, and common stock held as CDIs, as of February 21, 2019, by each director, by each of the named executive officers, by all directors and executive officers as a group, and by all persons known to AirXpanders to be the beneficial owners of more than 5% of AirXpanders stock. Unless otherwise indicated, all persons and entities have sole voting and investment power over the shares reported. As of the close of business on February 21, 2019, there were 186,153,283 shares of Class A Common Stock (“Shares”) outstanding. Unless otherwise indicated, we deem shares subject to options that are exercisable within 60 days of February 21, 2019, to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o AirXpanders, Inc., 3047 Orchard Parkway, San Jose, California 95134, United States of America.

	Amount and Nature of Beneficial Ownership (1) Shares
Name Of Beneficial Owner – 5% Stockholders	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Vivo Ventures Fund (2)	36,984,282	19.87%
GBS Venture Partners Pty Limited (GBS Bioventures IV A/C)(3)	28,936,149	15.54%
Greencape Capital Pty Ltd. (4)	16,874,313	9.06%
Viburnum Funds Pty Ltd (5)	12,692,106	6.82%

Name Of Beneficial Owner – Directors And Officers	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Barry Cheskin(6)	957,612	*
Dennis Condon (7)	251,944	*
Elizabeth Hammack(7)	126,800	*
Gregory Lichtwardt(7)	160,827	*
Zita Peach(8)	214,646	*
Frank Grillo(7)	-	-
Scott Murcray(9)	350,000	*
Scott Dodson(11)	-	-
All executive officers and directors as a group (7 persons)(10)	2,061,829	1.1%

* Less than 1 percent

(1)

As determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Unless other stated, information with respect to principal stockholders is obtained from Schedules 13G and 13G/A and except as indicated in the footnotes below, is as of December 31, 2018, and does not reflect changes, if any, since that date.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2019, reporting beneficial ownership as of December 31, 2018. Vivo Ventures Fund includes Vivo Venture Fund VII L.P. (“Vivo VII”) and Vivo Ventures VII Affiliates Fund L.P. (“Vivo Affiliates VII”). Vivo Ventures VII, LLC (“Vivo Ventures VII”) is the sole general partners of Vivo VII and Vivo Affiliates VII. The managing members of Vivo Ventures VII are Drs. Albert Cha, Edgar Engleman, Frank Kung, Chen Yu and Mr. Shan Fu, each of whom may be deemed to have shared voting and dispositive power of the shares and CDIs held by Vivo VII and Vivo Affiliates VII. The address for Vivo Ventures Fund is 505 Hamilton Ave #207, Palo Alto, CA 94301.

(3)

Based upon a Schedule 13G/A filed with the SEC on July 28, 2017, reporting beneficial ownership as of June 30, 2017, as well as a shareholder report generated at the Company's request. GBS Venture Partners Pty Ltd includes GBS BioVentures IV Fund. The members of the Investment Committee of GBS Venture Partners Pty Ltd are Ms. Brigitte Smith, Mr. Ben Gust, Prof. John Mills and Dr. George Morstyn, each of whom may be deemed to share the voting and dispositive power of the shares and CDIs held by the GBS BioVentures IV Fund. The address for GBS Venture Partners Pty Limited is P.O. Box 36, Flinders Lane, Melbourne VIC 8009, Australia.

(4)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2019. The address of Greencape Capital Pty Ltd. is Level 19, 31 Queens Street, Melbourne Victoria 3000, Australia.

(5)

Based upon a Schedule 13G filed with the SEC on September 5, 2018. The address of Viburnum Funds Pty Ltd. is 31 Carrington Street, Nedlands, WA, 6009, Australia. Viburnum Funds Pty Ltd is the manager of the VF High Conviction Fund. Edmon Odza and Alex White are the joint portfolio managers for Viburnum and may be deemed to have voting and dispositive power of the shares and CDIs held by Viburnum.

(6)	Includes 511,014 shares subject to options exercisable within 60 days of February 21, 2019. Mr. Cheskin’s shares include 446,598 shares held by Mr. Cheskin directly as CDIs.

(7)	Consisted solely of shares subject to options exercisable within 60 days of February 21, 2019.

(8)	Includes 160,827 shares subject to options exercisable within 60 days of February 21, 2019. Ms. Peach's shares include 53,819 shares held by Ms. Peach directly as CDIs.

(9)	Includes no shares subject to options exercisable within 60 days of February 21, 2019. Mr. Murcray's shares include 350,000 shares held by Mr. Murcray directly as CDIs.

(10)	Includes 1,211,412 shares subject to options exercisable within 60 days of February 21, 2019.

(11)	All of Mr. Dodson's options were forfeited or expired, unexercised, in conjunction with his resignation in April 2018.

Report of the Audit and Risk Committee of the Board of Directors*

The Audit and Risk Committee reviews AirXpanders' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit and Risk Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. AirXpanders' independent auditors are engaged to audit and report on the conformity of our financial statements to accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

In this context, the Audit and Risk Committee reviewed and discussed with management the audited financial statements of AirXpanders for the year ended December 31, 2018. The Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, Communications with Audit and Risk Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Risk Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the foregoing, the Audit and Risk Committee recommended to the Board of Directors that our audited consolidated financial statements as of and for the year ended December 31, 2018, be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for lodgment with the Australian Securities Exchange and filing with the United States Securities and Exchange Commission.

The Audit and Risk Committee

Gregory Lichtwardt

Dennis Condon

Elizabeth Hammack

*

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of AirXpanders under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish AirXpanders with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such form received by us or written representations from certain reporting persons, we believe that our executive officers and directors have complied with all applicable filing requirements, except for the Form 4 specified below. AirXpanders assists our executive officers and directors in the preparation and filing of Forms 4, and generally files the Forms 4 on behalf of our directors and executive officers using the powers of attorney given to certain executive officers of AirXpanders by our executive officers and directors delegating the authority to make the filings. The purchase of shares that occurred on October 25, 2018 by Mr. Barry Cheskin was reported on a Form 4 filed on November 27, 2018.

ITEM 2

Approval of 10% Placement Facility

Background

ASX Listing Rule 7.1A enables eligible entities to issue equity securities up to 10% of its issued share capital through placements over a 12 month period after the annual meeting (“10% Placement Facility”). The 10% Placement Facility is in addition to the Company's 15% placement capacity under ASX Listing Rule 7.1.

An eligible entity for the purposes of ASX Listing Rule 7.1A is an entity that is not included in the S&P/ASX 300 Index and has a market capitalization of A$300 million or less. The Company is an eligible entity.

The Company is now seeking stockholder approval by way of a special resolution to have the ability to issue “equity securities” under the 10% Placement Facility. “Equity securities” includes (a) a share, (b) a unit, (c) a right to a share or unit or option, (d) an option over an issued or unissued security and (e) a convertible security (an "Equity Security").

The exact number of Equity Securities to be issued under the 10% Placement Facility will be determined in accordance with the formula prescribed in ASX Listing Rule 7.1A.2 (refer below).

Description of Listing Rule 7.1A

(a)   Stockholder approval

The ability to issue Equity Securities (such as CDIs) under the 10% Placement Facility is subject to stockholder approval by way of a special resolution at an annual meeting.

(b)   Equity Securities

Any Equity Securities issued under the 10% Placement Facility must be in the same class as an existing quoted class of Equity Securities of the Company.

(c)   Formula for calculating 10% Placement Facility

ASX Listing Rule 7.1A.2 provides that eligible entities which have obtained stockholder approval at an annual meeting may issue or agree to issue, during the 12 month period after the date of the annual meeting, a number of Equity Securities calculated in accordance with the following formula:

(A x D) – E

A is the number of Shares on issue 12 months before the date of issue or agreement to issue:

(A) plus the number of fully paid Shares issued in the 12 months under an exception in ASX Listing Rule 7.2;
(B) plus the number of partly paid Shares that became fully paid in the 12 months;

(C)  plus the number of fully paid Shares issued in the 12 months with approval of holders of shares under ASX Listing Rules 7.1 or 7.4. This does not include an issue of fully paid shares under the entity's 15% placement capacity without stockholder approval

(D) less the number of fully paid Shares cancelled in the 12 months.

Note that A has the same meaning in ASX Listing Rule 7.1 when calculating an entity's 15% placement capacity.

D is 10%

E is the number of Equity Securities issued or agreed to be issued under ASX Listing Rule 7.1A.2 in the 12 months before the date of the issue or agreement to issue that are not issued with the approval of stockholders under ASX Listing Rule 7.1 or 7.4.

(d) ASX Listing Rule 7.1 and ASX Listing Rule 7.1A

If passed, Item 2 will allow the Board to issue up to an additional 10% of the Company’s issued capital during the 12 month period following the date of the Annual Meeting without requiring further stockholder approval. This is in addition to the Company’s 15% annual placement capacity provided for in ASX Listing Rule 7.1.

The actual number of Equity Securities that the Company will have capacity to issue under ASX Listing Rule 7.1A will be calculated at the date of issue of the Equity Securities in accordance with the formula prescribed in ASX Listing Rule 7.1A.2 (refer to section (c) above).

(e) Minimum Issue Price

The issue price of Equity Securities issued under ASX Listing Rule 7.1A must be not less than 75% of the volume weighted average market price of Equity Securities in the same class calculated over the 15 trading days on which trades in the relevant class were recorded immediately before:

(i)  the date on which the price at which the Equity Securities are to be issued is agreed; or

(ii)  if the Equity Securities are not issued within 5 trading days of the date in paragraph (i) above, the date on which the Equity Securities are issued.

(f) 10% Placement Period

Stockholder approval of the 10% Placement Facility under ASX Listing Rule 7.1A is valid from the date of the Annual Meeting at which the approval is obtained and expires on the earlier to occur of:

(i)  the date that is 12 months after the date of the Annual Meeting at which the approval is obtained; or

(ii)  the date of the approval by stockholders of a transaction under ASX Listing Rules 11.1.2 (a significant change to the nature or scale of activities) or 11.2 (disposal of main undertaking), or such longer period if allowed by the ASX (“10% Placement Period”).

(g) Special Resolution

Item 2 is a special resolution and therefore requires approval of 75% of the votes cast by stockholders present and eligible to vote (in person or by proxy).

Specific information required by ASX Listing Rule 7.3A

Pursuant to and in accordance with ASX Listing Rule 7.3A, information is provided in relation to the approval of the 10% Placement Facility as follows:

(a)  The Equity Securities will be issued at an issue price of not less than 75% of the volume weighted average market price for the Equity Securities over the 15 trading days on which trades in that class were recorded immediately before:

(i) the date on which the price at which the Equity Securities are to be issued is agreed; or
(ii) if the Equity Securities are not issued within 5 trading days of the date in paragraph (i) above, the date on which the Equity Securities are issued.

(b)  If Item 2 is approved by stockholders and the Company issues Equity Securities under the 10% Placement Facility, the existing stockholders' voting power in the Company will be diluted as shown in the below table. There is a risk that:

(i) the market price for the Company's Equity Securities may be significantly lower on the date of the issue of the Equity Securities than on the date of the Annual Meeting; and

(ii)  the Equity Securities may be issued at a price that is at a discount to the market price for the Company's Equity Securities on the issue date,

which may have an effect on the amount of funds raised by the issue of the Equity Securities.

The table below shows the dilution of existing stockholders and holders of CDIs on the basis of the current market price of CDIs and the current number of CDIs for variable "A" calculated in accordance with the formula in ASX Listing Rule 7.1A.2 as at the date of this Proxy Statement (558,459,849 CDIs).

The table also shows:

- two examples where variable “A” has increased, by 50% and 100%. Variable “A” is based on the number of CDIs the Company has on issue. The number of CDIs on issue may increase as a result of issues of ordinary securities that do not require stockholder approval (for example, a pro rata entitlement issue or scrip issued under a takeover offer) or future specific placements under ASX Listing Rule 7.1 that are approved at a future stockholders’ meeting; and

- two examples of where the issue price of ordinary securities has decreased by 50% and increased by 100% as against the current market price.

		Dilution
		A$0.0175	A$0.035	A$0.07
Variable 'A' in ASX Listing Rule 7.1A.2 (CDIs)		50% decrease in Issue Price	Issue Price	100% increase in Issue Price
Current Variable A - 558,459,849	10% Voting dilution	55,845,985	55,845,985	55,845,985
	Funds Raised	A$977,305	A$1,954,609	A$3,909,219
50% increase in current Variable A - 837,689,924	10% Voting dilution	83,768,992	83,768,992	83,768,992
	Funds Raised	A$1,465,957	A$2,931,914	A$5,863,828
100% increase in current Variable A - 1,116,919,898	10% Voting dilution	111,691,990	111,691,990	111,691,990
	Funds Raised	A$1,954,610	A$3,909,220	A$7,818,439

The table has been prepared on the following assumptions:

(i) The Company issues (as CDIs) the maximum number of Equity Securities available under the 10% Placement Facility.
(ii) No options or warrants that the Company currently has on issue are exercised into Shares before the date of the issue of the Equity Securities.
(iii) The 10% voting dilution reflects the aggregate percentage dilution against the issued share capital at the time of issue. This is why the voting dilution is shown in each example as 10%.

(iv)  The table does not show an example of dilution that may be caused to a particular stockholder by reason of placements under the 10% Placement Facility, based on that stockholder’s holding at the date of the Annual Meeting.

(v) The table shows only the effect of issues of Equity Securities under Listing Rule 7.1A, not under the 15% placement capacity under ASX Listing Rule 7.1.
(vi) The issue of Equity Securities under the 10% Placement Facility consists only of CDIs.
(vii) The issue price is A$0.035, being the closing price of the CDIs on ASX on March 13, 2019.

(c) The Company will only issue and allot the Equity Securities relating to the 10% Placement Facility during the 10% Placement Period. The approval under Item 2 for the issue of the Equity Securities will cease to be valid in the event that stockholders approve a transaction under ASX Listing Rule 11.1.2 (a significant change to the nature or scale of activities) or ASX Listing Rule 11.2 (disposal of main undertaking).

(d) The Company may seek to issue the Equity Securities for the following purposes:

(i)  non-cash consideration for the acquisition of new assets and investments. In such circumstances the Company will provide a valuation of the non-cash consideration as required by Listing Rule 7.1A.3; or

(ii)  cash consideration. In such circumstances, the Company intends to use the funds raised towards working capital requirements and ongoing business development activities and/or for acquisition of new assets or investments (including expenses associated with such acquisition).

The Company will comply with the disclosure obligations under ASX Listing Rules 7.1A.4 and 3.10.5A upon issue of any Equity Securities.

(e) The Company’s allocation policy is dependent on the prevailing market conditions at the time of any proposed issue pursuant to the 10% Placement Facility. The identity of the allottees of Equity Securities will be determined on a case-by-case basis having regard to factors including but not limited to the following:

1.	the methods of raising funds that are available to the Company, including but not limited to, rights issue or other issue in which existing stockholders can participate;
2.	the effect of the issue of the Equity Securities on the control of the Company;
3.	the financial situation and solvency of the Company; and
4.	advice from corporate, financial and broking advisers (if applicable).

The allottees under the 10% Placement Facility have not been determined as at the date of this Proxy Statement but may include existing substantial stockholders and/or new stockholders who are not related parties or associates of a related party of the Company.

Further, if the Company acquires new assets or investments, it is possible that the allottees under the 10% Placement Facility will be the vendors of the new assets or investments.

(f)   The Company last obtained stockholder approval under ASX Listing Rule 7.1A at the 2018 Annual Meeting held on May 22, 2018.

The Company issued, during the 12 months preceding the date of this Annual Meeting:

1. The equivalent of 270,629,625 CDIs (90,209,875) representing 94.02% of the total number of CDIs on issue at the commencement of that period, comprising:

(a) 208,894,464 CDIs (equivalent to 69,631,488 Shares) representing 72.58% of the total number of CDIs on issue at the commencement of that period. The CDIs were issued in conjunction with a pro-rata rights offering.

(b) 20,441,183 Shares (equivalent to 61,323,549 CDIs) representing 21.3% of the total number of CDIs on issue at the commencement of that period. The Shares were issued in conjunction with a private placement to a U.S. investor.

(c) 137,204 Shares (equivalent to 411,612 CDIs) representing 0.14% of the total number of CDIs on issue at the commencement of that period. The Shares are issued on exercise of Options and net exercise of warrants.

2. Options to acquire 13,258,337 Shares (equivalent to 39,775,011 CDIs) representing 13.8% of the total number of CDIs on issue at the commencement of that period, comprising:

(a) Options to acquire 927,185 Shares (equivalent to 2,781,555 CDIs) representing 0.97% of the CDIs on issue at the commencement of that period. The Options were granted for nil consideration on the terms set out below, under the 2015 Plan. Each Option provides an entitlement to one Share, being three CDIs.

(b) Options to acquire 2,714,025 Shares (equivalent to 8,142,075 CDIs) representing 3.3% of the CDIs on issue at the commencement of that period. The Options were issued in connection with the stock option exchange program in December 2018 and granted for nil consideration, under the 2015 Plan. Each Option has an exercise price of US$0.07 per Share and provides an entitlement to one Share, being three CDIs.

(c) Options to acquire 9,617,127 Shares (equivalent to 28,851,381 CDIs) representing 10.0% of the CDIs on issue at the commencement of that period. The Options were issued to Mr. Frank Grillo, the President and CEO, and were granted for nil consideration on the terms set out below.

3. A warrant for the purchase of 937,500 Shares (equivalent to 2,812,500 CDIs) representing 1.0% of the CDIs on issue at the commencement of that period. The warrant has an exercise price of US$0.16 per Share.

(g) The Company issued, during the 12 months preceding the date of this Annual Meeting, the Equity Securities set out in the table below:

Date of issue	Allottee/s	Equity Security	Price (and discount to market if any)	Key terms
August 30, 2018 (Australia time)	Existing CDI holders and stockholders in Australia and New Zealand	208,894,464 CDIs (equivalent to 69,631,488 Shares)	A$0.075 per CDI/US$0.167 per Share	Issued in conjunction with a pro-rata rights offering.
August 30, 2018 (US Time)	Vivo Ventures	20,142,123 Shares (equivalent to 60,426,369 CDIs)	US$0.167 per Share	Issued in conjunction with a private placement.
October 26, 2018 (US Time)	Mr. Barry Cheskin	299,060 Shares (equivalent to 897,180 CDIs)	US$0.167 per share	Issued in conjunction with a private placement.
September 7, 2018 (US Time)	Oxford Finance LLC	Warrant for the purchase of 937,500 Shares (equivalent to 2,812,500 CDIs)	Nil. Warrant issued in connection with fourth amendment to the Loan and Security Agreement with Oxford Finance LLC.	Exercise price of US$0.16 per Share, expiration date of September 6, 2028.
October 26, 2018 (US Time)	Mr. Frank Grillo, President and CEO, and Executive Director	Options for the purchase of 9,617,127 Shares (equivalent to 28,851,381 CDIs)	Nil. Options issued in connection with service.	Exercise price of US0.14 per Share, expiration date of October 25, 2028.
Various	Employees and directors	Options for the purchase of 3,641,210 Shares (equivalent to 10,923,630 CDIs)	Nil. Options issued in connection with service.	Options issued under 2015 Equity Incentive Plan with exercise prices ranging from US$0.05 to US$0.25 per Share, with expiration dates ranging from May 20, 2028 to March 4, 2029.
Various	Employees	17,395 Shares (equivalent to 52,185 CDIs)	16,232 Shares were issues at US$0.30 per Share and 1,163 Shares were issued at US$0.50 per Share.	Exercise of employee options.
Various	Former warrant holders	119,809 Shares (equivalent to 359,427 CDIs)	Nil. Net exercise.	Net exercise of warrants.

Voting Exclusion for Item 2

A voting exclusion applies to this Item as set out in the Notice of Meeting.

At the date of this Proxy Statement, the Company has not approached any particular existing stockholder or security holder or an identifiable class of existing security holder to participate in the issue of the Equity Securities. No existing stockholder's votes will therefore be excluded under the voting exclusion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM 2.

THE CHAIRMAN INTENDS TO VOTE UNDIRECTED PROXIES IN FAVOR OF ITEM 2.

ITEM 3 and ITEMS 4(a) – 4(e)

GRANTS OF OPTIONS TO DIRECTORS

Introduction

The Company is proposing to issue to directors of the Company, options to purchase Shares (“Options”) under the AirXpanders, Inc. 2015 Equity Incentive Plan (“2015 Plan”).

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, the resolutions under Item 3 and Items 4(a) to 4(e) seek stockholder approval under ASX Listing Rule 10.14 and for all other purposes, for each of the following grants of Options:

- Mr. Frank Grillo President, CEO and Director – options to purchase 600,000 Shares (equivalent to 1,800,000 CDIs) (Item 3);

- Mr. Barry Cheskin, Chairman and Non-Executive Director – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(a));

- Mr. Dennis Condon, Non-Executive Director – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(b));

- Ms. Elizabeth Hammack, Non-Executive Director - options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(c));

- Mr. Gregory Lichtwardt, Non-Executive Director (assuming Item 1 is passed) – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(d)); and

- Ms. Zita Peach, Non-Executive Director (assuming Item 1 is passed) – options to purchase 200,000 Shares (equivalent to 600,000 CDIs) (Item 4(e)).

The maximum number of Options that may be acquired by the directors if stockholder approval is given for each of Item 3 and Items 4(a) to 4(e) is 1,600,000 (equivalent to options to purchase 4,800,000 CDIs).

Subject to stockholder approval, the Options will be granted to Mr. Grillo, Mr. Cheskin, Mr. Condon, Ms. Hammack, Mr. Lichtwardt and Ms. Peach on or shortly following the date of the Annual Meeting (May 21, 2019) (and in any event, within 12 months after the Annual Meeting).

The Options will be granted on the terms set out below, under the 2015 Plan.

The Company recognizes that its operations are currently at the initial commercialization stage and that it is essential to attract and retain high caliber non-executive directors while closely monitoring cash flow. The grant of Options is proposed for the non-executive directors in lieu of a higher cash remuneration in order to preserve the Company’s cash. The Board considers that the grant of Options to its non-executive directors as part of their remuneration aligns their interests with the interests of the Company’s stockholders. The proposed issue of the Options to the non-executive directors do not have performance hurdles or performance rights attached to them.

Principal Terms of the Options

If Item 3 and Items 4(a) to 4(e) are approved by stockholders, the Options to be issued to the directors will be issued on the following terms and conditions:

Exercise Price

The exercise price of the Options will be equal to the closing price of the Company’s CDIs on ASX (multiplied by three for the per Share exercise price) on the date of the grant of the Options, as converted to US dollars. Upon exercise, each option will entitle the optionee to one Share.

The Options will be issued for nil cash consideration.

Vesting Conditions

For Mr. Grillo, the Options will vest 25% from the date of grant, and one forty-eighth of the Options will vest monthly thereafter over 36 months. For the non-executive directors, the Options will vest over 12 months from the date of grant, in equal monthly installments.

Lapsing of Options

The Options will lapse as soon as the director is no longer providing services to the Company (in which case any vested Options must be exercised within 90 days of cessation of service). In any case, the Options will expire if they have not been exercised by the tenth (10th) anniversary of the date of grant.

Acceleration of Vesting upon a Change in Control

Except for the Options to be issued to Mr. Grillo and Mr. Cheskin, there will be no acceleration of vesting of Options upon a change of control of the Company. In the case of Options to be issued to Mr. Grillo and Mr. Cheskin, in the event of a change of control, 50% of all then-unvested Options shall be deemed immediately vested and exercisable, and the remaining Options shall vest equally each month over the following 12 months, provided Mr. Grillo and Mr. Cheskin make themselves reasonably available to provide services to AirXpanders or the acquiring company.

Source of Shares

At the discretion of the Board, the Shares required in connection with the Options may be provided either by issuing new Shares or by acquiring existing Shares.

Other information required by ASX Listing Rule 10.15

In accordance with ASX Listing Rule 10.15.4:

●	Mr. Barry Cheskin received 83,837 options for nil consideration, at an exercise price of US$0.22 per Share on May 22, 2018 in accordance with approval granted at the 2018 Annual Meeting;

●	Mr. Dennis Condon received 83,837 options for nil consideration, at an exercise price of US$0.22 per Share on May 22, 2018 in accordance with approval granted at the 2018 Annual Meeting;

●	Ms. Elizabeth Hammack received 83,837 options for nil consideration, at an exercise price of US$0.22 per Share on May 22, 2018 in accordance with approval granted at the 2018 Annual Meeting;

●	Mr. Gregory Lichtwardt received 83,837 options for nil consideration, at an exercise price of US$0.22 per Share on May 22, 2018 in accordance with approval granted at the 2018 Annual Meeting; and

●	Ms. Zita Peach received 83,837 options for nil consideration, at an exercise price of US$0.22 per Share on May 22, 2018 in accordance with approval granted at the 2018 Annual Meeting.

In addition to the above, Mr. Frank Grillo received 9,617, 127 options for nil consideration, at an exercise price of US$0.14 per Share on October 26, 2018 in accordance with approval granted at the 2018 Special Meeting of Stockholders under ASX Listing Rule 10.11. These options were granted to Mr. Grillo outside of the 2015 Plan.

Mr. Grillo, Mr. Cheskin, Mr. Condon, Ms. Hammack, Mr. Lichtwardt and Ms. Peach have not received and will not receive any loan from the Company in connection with the grant or exercise of the Options.

All of the directors of the Company as of the date of this Proxy Statement, being Mr. Frank Grillo, Mr. Barry Cheskin, Mr. Dennis Condon, Ms. Elizabeth Hammack, Mr. Gregory Lichtwardt and Ms. Zita Peach, are all eligible to participate in the 2015 Plan.

Voting Exclusion for Item 3 and Items 4(a) to 4(e)

A voting exclusion applies to each of the resolutions in Item 3 and Items 4(a) to 4(e) (inclusive) as set out in the Notice of Meeting.

THE BOARD (EXCLUDING MR. GRILLO, MR. CHESKIN, MR. CONDON, MS. HAMMACK, MR. LICHTWARDT AND MS. PEACH IN RESPECT OF THEIR OWN PROPOSED GRANT) UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM 3 AND ITEMS 4(a) TO 4(e).

THE CHAIRMAN INTENDS TO VOTE UNDIRECTED PROXIES IN FAVOR OF EACH OF THESE ITEMS.

ITEM 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board of Directors has appointed SingerLewak LLP as our independent registered public accounting firm to audit the consolidated financial statements of AirXpanders for the fiscal year ending December 31, 2019.

Approval by the stockholders of the selection of the independent registered public accounting firm is not required, but the Audit and Risk Committee believes it is desirable as a matter of good corporate governance to submit this matter to the stockholders. If the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter at the annual meeting do not ratify the appointment of SingerLewak LLP as AirXpanders’ independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit and Risk Committee will consider whether it should select another independent registered public accounting firm. A representative of SingerLewak LLP is expected to be present at the Annual Meeting telephonically, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP, AS AIRXPANDERS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

THE CHAIRMAN INTENDS TO VOTE UNDIRECTED PROXIES IN FAVOR OF ITEM 5.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The following table summarizes the aggregate fees that we paid or expect to pay our independent registered public accounting firm, SingerLewak LLP, for the 2018 and 2017 fiscal years.

	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$174,723	$139,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$174,723	$139,000

(1)	Fees to SingerLewak LLP in 2018 and 2017 for audit services consist of:

•	Audit of our annual financial statements;

•	Reviews of our quarterly financial statements; and

•	Statutory and regulatory audits, consents and other services.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit and Risk Committee determined that such services are compatible with the provision of independent audit services. The Audit and Risk Committee discussed these services with the independent registered public accountants and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Audit and Risk Committee Pre-Approval Policy

Our Audit and Risk Committee must pre-approve all audit and permissible non-audit services, and the related fees, provided to us by our independent registered public accounting firm, or subsequently approve permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Securities and Exchange Commission. The policy is to generally pre-approve specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit and Risk Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit and Risk Committee’s members. Accordingly, the Audit and Risk Committee pre-approved all services and fees provided by SingerLewak LLP, during the year ended December 31, 2018, and has concluded that the provision of these services is compatible with the accountants’ independence.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AirXpanders stockholders will be “householding” AirXpanders’ proxy materials. A single set of Annual Meeting Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting Materials, please notify your broker or AirXpanders. Direct your written request to Investor Relations Department, AirXpanders, Inc., 3047 Orchard Parkway, San Jose, CA, 95134, or contact Investor Relations at (US) +1 650-390-9000. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Barry Cheskin
Chairman of the Board of Directors

Palo Alto, California

April  , 2019

A copy of AirXpanders' Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018, is available without charge upon written request to: Investor Relations Department, AirXpanders, Inc., 3047 Orchard Parkway, San Jose, CA, 95134.

PRELIMINARY

AirXpanders®

ARBN 28 604 398 423

AXP

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

Lodge your vote:

Online:
www.investorvote.com.au

By Mail:
Computershare Investor Services Pty Limited
GPO Box 242 Melbourne
Victoria 3001 Australia

Alternatively you can fax your form to
(within Australia) 1800 783 447
(outside Australia) +61 3 9473 2555

For all enquiries call:

(within Australia) 1300 850 505
(outside Australia) +61 3 9415 4000

CDI Voting Instruction Form

XX

Vote online or view the annual report, 24 hours a day, 7 days a week:

www.investorvote.com.au

- ☑ Cast your vote
- ☑ Access the annual report
- ☑ Review and update your securityholding

Your secure access information is:

Control Number: 999999

SRN/HIN: I9999999999 **PIN:** 99999

PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.

For your vote to be effective it must be received by 9:00 a.m. (AEST) on Friday, 17 May 2019

Direction to CHESS Depositary Nominees Pty Ltd

Each CHESS Depositary Interest (**CDI**) represents an indirect ownership in the Company's shares of Class A common stock (**Shares**). Each CDI is equivalent to one third of a Share of the Company so that every three (3) CDIs that you own as at 7:00pm on Friday, 29 March 2019 (Australian Eastern Standard Time), 2:00am (US Pacific Daylight Time), entitles you to one (1) vote. The underlying Shares are registered in the name of CHESS Depositary Nominees Pty Ltd (**CDN**). As holders of CDIs are not the legal owners of the Shares, CDN is entitled to vote at the meetings of stockholders on the instruction of the registered holders of the CDIs.

Appointment of Proxy

If you wish to attend the Meeting (defined overleaf) in person or appoint some person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the Meeting or any adjournment or postponement thereof, please insert your name or the name of your chosen appointee in the box in Step 2. Computershare will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Annual Meeting of Stockholders including any cut off time for receipt of valid proxies.

Signing Instructions

Individual: Where the holding is in one name, the securityholder must sign.
Joint Holding: Where the holding is in more than one name, all of the securityholders should sign.
Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it.
Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie Sole Director, Sole Company Secretary or Director and Company Secretary. Delete titles as applicable. With respect to a U.S. company or other entity, this form may be signed by one officer. Please give full name and title under the signature.

Comments & Questions: If you have any comments or questions for the Company, please write them on a separate sheet of paper and return with this form.

GO ONLINE TO VOTE →
or turn over to complete the form

This Document is printed on Greenhouse Friendly™ ENVI Laser Carbon Neutral Paper

Samples/000001/000001/i12

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐ Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with 'X') should advise your broker of any changes.

I 9999999999 IND

CDI Voting Instruction Form

Please mark ☒ to indicate your directions

STEP 1 CHESS Depositary Nominees will vote as directed

XX

Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests (**CDIs**) of AirXpanders, Inc. (**Company**) hereby direct CHESS Depositary Nominees Pty Ltd (**CDN**) to vote the shares underlying my/our CDI holding at the Annual Meeting of Stockholders of the Company to be held at **9:00 a.m. (Australian Eastern Standard Time) on Tuesday, 21 May 2019 at the Melbourne Offices of Johnson Winter and Slattery, Level 34, 55 Collins Street, Melbourne, Victoria, Australia** and at any adjournment or postponement of that Meeting, in accordance with the following directions. By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes in their discretion to vote in accordance with the directions set out below.

STEP 2

If you wish to attend the Meeting in person or appoint some person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the Meeting or any adjournment or postponement thereof, please insert your name, or the name of your appointee, in this box.

Computershare will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Meeting. Please remember that the form of proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Annual Meeting including any cut off time for receipt of valid proxies.

STEP 3

Voting Instructions - Voting instructions will only be valid and accepted by CDN if they are signed and received no later than 96 hours before the Meeting. Please read the instructions overleaf before marking any boxes with an X.

		For	Abstain
Item 1(a)	Election of Mr. Gregory Lichtwardt as a Class I Director of the Company		
Item 1(b)	Election of Ms. Zita Peach as a Class I Director of the Company		

		For	Against	Abstain
Item 2	Approval of 10% Placement Facility			
Item 3	Grant of Options to Mr. Frank Grillo			
Item 4(a)	Grant of Options to Mr. Barry Cheskin			
Item 4(b)	Grant of Options to Mr. Dennis Condon			
Item 4(c)	Grant of Options to Ms. Elizabeth Hammack			
Item 4(d)	Grant of Options to Mr. Gregory Lichtwardt			
Item 4(e)	Grant of Options to Ms. Zita Peach			
Item 5	To ratify the appointment of SingerLewak LLP as the independant registered public accounting firm of the Company for its fiscal year ending December 31, 2019			

If you do not mark the "For", "Against" or "Abstain" box your vote will not be counted

SIGN Signature of Securityholder(s)

This section must be completed.

Individual or Securityholder 1	Securityholder 2	Securityholder 3
Sole Director and Sole Company Secretary	Director	Director/Company Secretary

Contact Name ____________ Contact Daytime Telephone ____________ Date / /

AXP 999999A Computershare

PRELIMINARY

AirXpanders

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Items of Business

	For	Abstain
1(a). Election of Mr. Gregory Lichtwardt as a Class I Director of the Company	☐	☐
1(b). Election of Ms. Zita Peach as a Class I Director of the Company	☐	☐

	For	Against	Abstain
2. Approval of 10% Placement Facility	☐	☐	☐
5. To ratify the appointment of SingerLewak LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019	☐	☐	☐

	For	Against	Abstain
3. Grant of Options to Mr. Frank Grillo	☐	☐	☐
4(a). Grant of Options to Mr. Barry Cheskin	☐	☐	☐
4(b). Grant of Options to Mr. Dennis Condon	☐	☐	☐
4(c). Grant of Options to Ms. Elizabeth Hammack	☐	☐	☐
4(d). Grant of Options to Mr. Gregory Lichtwardt	☐	☐	☐
4(e). Grant of Options to Ms. Zita Peach	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 6 2 3 5

03I1HB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AirXpanders, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held 4:00 p.m. May 20, 2019 (U.S. Pacific Daylight Time)
9:00 a.m. May 21, 2019 (Australian Eastern Standard Time)

Mr. Frank Grillo and Mr. Scott Murcray, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AirXpanders, Inc. to be held on Monday, May 20, 2019 at 4:00 p.m. U.S. Pacific Daylight Time (Tuesday, 21 May 2019 at 9:00 a.m. Australian Eastern Standard Time), or at any postponement or adjournment thereof.

Shares represented by this Proxy Card will be voted by the proxies in accordance with the stockholder's instructions in this Proxy Card. If no such instructions are indicated, the proxies will have authority to vote in favor of (i.e., "FOR") Items 1 to 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)